Filed Pursuant to Rule 424(b)(5)
Registration No. 333-267173

PROSPECTUS SUPPLEMENT

(To prospectus dated February 6, 2023)

Bed Bath & Beyond Inc.

Up to $300,000,000

Common Stock

We entered into a Sales Agreement (the “sales agreement”), with B. Riley Securities Inc. (“BRS”), dated March 30, 2023, relating to the sale of shares of our common stock, $0.01 par value per share. In accordance with the terms of the sales agreement, we may offer and sell from time to time shares of our common stock through BRS, acting as our sales agent. Under this prospectus supplement and the accompanying prospectus, and in accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $300,000,000 from and after the date hereof.

Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method permitted that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). BRS is not required to sell any specific number or dollar amount of our common stock, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between BRS and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

BRS will be entitled to compensation at a commission rate of up to 3.0% of the aggregate gross proceeds of any shares of common stock sold under the sales agreement. In connection with the sale of the common stock on our behalf, BRS will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of BRS will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to BRS with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page S-14 of this prospectus supplement for additional information regarding the compensation to be paid to BRS.

Our shares trade on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “BBBY.” From January 3, 2022 to March 27, 2023, the market price of our common stock has had extreme fluctuations, ranging from an intra-day low of $0.77 per share on March 20, 2023 to an intra-day high of $30.06 on March 7, 2022, and the last reported sale price of our common stock on Nasdaq on March 27, 2023, was $0.79 per share. From January 3, 2022 to March 27, 2023, according to Nasdaq, daily trading volume of our common stock ranged from as low as approximately 2,121,088 to as high as approximately 395,319,906 shares.

These extreme fluctuations in the market price of and trading volumes in our common stock have been accompanied by reports of strong retail investor interest, including on social media and online forums. While the market price of our common stock may respond to developments regarding our liquidity, operating performance and prospects, developments regarding COVID-19, and developments regarding our industry, we believe that recent volatility and our current market prices reflect market and trading dynamics unrelated to our underlying business, or macro or industry fundamentals, and we do not know if or how long these dynamics will last. In addition, as a result of the anticipated new sales of common stock into the market pursuant to the sales agreement or otherwise, including under a committed equity facility discussed below, current common stockholders may experience significant dilution and the value of their shares may decrease.

The sales agreement only provides for sales made pursuant to an effective registration statement on Form S-3. Upon filing our annual report on Form 10-K, which is due by April 26, 2023, we will lose S-3 eligibility and therefore we expect all sales made pursuant to the sales agreement will cease by April 26, 2023. If we do not receive the proceeds from the offering of securities covered by this prospectus supplement, we expect that we will likely file for bankruptcy protection, in which case holders of our common stock will likely receive no recovery at all for the securities offered by this registration statement. See “Risk Factors—Risks Related to the Offering, our Business and Liquidity.” Under the circumstances, we caution you against investing in our common stock, unless you are prepared to incur the risk of incurring substantial losses. See “Risk Factors—Risks Related to the Offering and Our Common Stock.”

Investing in our common stock involves risks that are described in the “Risk Factors” section on page S-4 of this prospectus supplement and the “Risk Factors” section of our Annual Report on Form 10-K for the year ended February 26, 2022, our Quarterly Reports on Form 10-Q for the quarterly periods ended August 27, 2022 and November 26, 2022, and Exhibit 99.1 to our Current Report on Form 8-K dated August 31, 2022, Exhibit 99.2 to our Current Report on Form 8-K dated October 18, 2022, Exhibit 99.3 to our Current Report on Form 8-K dated February 6, 2023 and Item 8.01 to our Current Report on Form 8-K dated February 7, 2023, as such discussion may be amended or updated in other reports filed by us with the Securities and Exchange Commission (the “SEC”), which is incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

B. Riley Securities

The date of this prospectus supplement is March 30, 2023

We are responsible for the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free-writing prospectus we prepare or authorize. We have not, and the agent has not, authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not, and BRS is not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information included in this prospectus supplement or the accompanying prospectus or in any free-writing prospectus we prepare or authorize is accurate as of any date other than the date of the document containing the information.

The information contained on our website or that can be accessed through our website will not be deemed to be incorporated into this prospectus supplement, and investors should not rely on any such information in deciding whether to purchase the shares.

You should not consider any information included or incorporated by reference in this prospectus supplement or the accompanying prospectus to be legal, tax or investment advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding any purchase of the common stock. Neither we nor BRS make any representation regarding the legality of an investment in the common stock by any person under applicable investment or similar laws.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to purchase any common stock in any jurisdiction or to any person where the offer or solicitation is not permitted.

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a “shelf” registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, using a “shelf” registration process.

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described in the accompanying prospectus under the heading “Where You Can Find More Information, Incorporation by Reference.”

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. The information we have included in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since any such dates.

In this prospectus supplement, unless we indicate otherwise or the context requires, references to the “Company,” “Bed Bath & Beyond,” “we,” “our,” “ours” and “us” refer to Bed Bath & Beyond Inc. and its consolidated subsidiaries, taken as a whole, unless it is clear from the context that we mean only Bed Bath & Beyond Inc.

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PROSPECTUS SUPPLEMENT SUMMARY

The information below is only a summary of more detailed information about this offering contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information that you should consider before investing in our common stock. You should read the entire prospectus supplement and the accompanying prospectus carefully, as well as the additional materials described under the caption “Where You Can Find More Information” in this prospectus supplement as well those materials described under the caption “Where You Can Find More Information, Incorporation by Reference” in the accompanying prospectus, including “Risk Factors” beginning on page S-3 of this prospectus supplement and “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended February 26, 2022, “Risk Factors” in Part II, Item 1A of our Quarterly Reports on Form 10-Q for the quarterly periods ended August 27, 2022 and November 26, 2022, Exhibit 99.1 to our Current Report on Form 8-K dated August 31, 2022, Exhibit 99.2 to our Current Report on Form 8-K dated October 18, 2022, Exhibit 99.3 to our Current Report on Form 8-K dated February 6, 2023 and Item 8.01 to our Current Report on Form 8-K dated February 7, 2023.

Our Company

We are an omni-channel retailer that makes it easy for our customers to feel at home. We sell a wide assortment of merchandise in the Home and Baby markets and operate under the names Bed Bath & Beyond and buybuy BABY.

We offer a broad assortment of national brands and an assortment of proprietary Owned Brand merchandise in key destination categories including bedding, bath, kitchen food prep, home organization, indoor décor, baby and personal care.

We operate a robust omni-channel platform consisting of various websites and applications and physical retail stores. Our e-commerce platforms include bedbathandbeyond.com and buybuybaby.com. We operate Bed Bath & Beyond and buybuy BABY stores.

Our principal executive office is located at 650 Liberty Avenue, Union, New Jersey 07083. Our main telephone number at that address is (908) 688-0888. Our corporate website address is www.bedbathandbeyond.com. The information contained on our website or that can be accessed through our website will not be deemed to be incorporated into this prospectus supplement, and investors should not rely on any such information in deciding whether to purchase our securities.

Recent Developments

Credit Agreement Waiver and Amendment

On March 30, 2023, the Company entered into a waiver and amendment (the “Amendment”) to that certain Amended and Restated Credit Agreement, dated as of August 9, 2021 (as amended or otherwise modified to date, including by that certain Third Amendment to Amended and Restated Credit Agreement and Waiver, dated as of March 6, 2023, the “Credit Agreement” and as further amended by the Amendment, the “Amended Credit Agreement”), with certain of the Company’s US and Canadian subsidiaries party thereto, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), Sixth Street Specialty Lending, Inc., as FILO agent (the “FILO Agent”), and the lenders party thereto. The Amendment waived certain events of default under the Credit Agreement related to negative and affirmative covenants, including relating to the occurrence of a Funding Failure (as defined in the Credit Agreement without giving effect to the Amendment). The Amendment also revised provisions relating to the Equity Commitment (as defined in the Credit Agreement) to reflect the sales agreement and the Committed Equity Financing (as defined below), including (i) the requirement to receive minimum Specified Equity Proceeds (as defined in the Amended Credit Agreement) as of the last day of any Equity Proceeds Testing Period (as defined in the Amended Credit Agreement), (ii) the implementation of reserves in relation thereto, and (iii) the result of an event of default in connection with an Equity Termination Event (as defined in the Amended Credit Agreement), in each case, as more specifically contemplated therein.

Additionally, under the Amendment, (i) the total revolving commitment was decreased from $565 million to $300 million, (ii) the letter of credit sublimit under the revolving credit facility was reduced from $225 million to $175 million, (iii) the Interest Payment Date (as defined in the Amended Credit Agreement) with respect to both term loans and revolving loans has been revised, in each case, to reflect monthly interest payments, and (iv) the Company, its US and Canadian subsidiaries party thereto, the Administrative Agent and FILO Agent have agreed to negotiate in good faith to enter into a consignment agreement following the closing of the Amendment. The Amendment also includes certain other amendments, modifications or supplements to certain other terms and provisions as more specifically contemplated therein. Under the Amended Credit Agreement, the Company is required to repay any outstanding revolving loans under the revolving credit facility or to cash collateralize any outstanding letters of credit with any net cash proceeds received pursuant to certain of the Equity Documents and to submit a monthly budget (with the next budget being due on May 1, 2023 and on the first business day of each calendar month thereafter) which shall be reasonably acceptable to the Administrative Agent and the FILO Agent.

Termination of the Preferred Stock Warrants

On February 7, 2023, the Company consummated an underwritten public offering (the “February Offering”) of (i) shares of the Series A convertible preferred stock (the “Series A Convertible Preferred Stock”), (ii) warrants to purchase shares of the Series A Convertible Preferred Stock (the “Preferred Stock Warrants”) and (iii) warrants to purchase the Company’s common stock. Between February 7, 2023 and March 27, 2023, the holder of the Preferred Stock Warrants (the “Holder”) exercised 14,212 Preferred Stock Warrants to purchase 14,212 shares of the Series A Convertible Preferred Stock for aggregate proceeds to the Company of $135,014,000. After the Company anticipated that it would not be able to meet the conditions to force the exercise of the Preferred Stock Warrant in the future and receive cash proceeds therefore, on March 30, 2023, the Company and the Holder entered into the Exchange Agreement (the “Exchange Agreement”). Pursuant to the Exchange Agreement, the Company exchanged the Preferred Stock Warrant to purchase 70,004 shares of Series A Convertible Preferred Stock for 10,000,000 shares of common stock and rights to receive 5,000,000 shares of common stock upon the receipt of shareholder approval of a proposal to effectuate a reverse stock split of the Company’s common stock to be presented to shareholders at a forthcoming special meeting of shareholders.

Termination of At-the-Market Sales Agreement with Jefferies LLC

In connection with our entry into the sales agreement with BRS, we terminated the Open Market Sale Agreement, dated August 31, 2022, with Jefferies LLC (the “Jefferies sales agreement”), on March 27, 2023, effective immediately. The Company has sold approximately 22.2 million shares for approximately $115.4 million of net proceeds pursuant to the Jefferies sales agreement.

Committed Equity Facility

On March 30, 2023, the Company entered into a common stock purchase agreement (the “Purchase Agreement”) and a registration rights agreement with B. Riley Principal Capital II, LLC (“BRP”) (collectively, the “Committed Equity Facility”). Pursuant to the Purchase Agreement, subject to the satisfaction of the conditions set forth therein, including the effectiveness of the registration statement on Form S-1 that the Company intends to file, the Company will have the right to sell to BRP, up to the lesser of (i) $1,000,000,000 of newly issued shares of the Company’s common stock, and (ii) the Exchange Cap (as defined in the Purchase Agreement) (subject to certain conditions and limitations) from time to time during the term of the Purchase Agreement. Sales of common stock pursuant to the Purchase Agreement, and the timing of any sales, are solely at the option of the Company, and the Company is under no obligation to sell any securities to BRP under the Purchase Agreement.

Preliminary Results for Fiscal 2022 Fourth Quarter

As of the date of this prospectus, the Company is providing the following preliminary financial results for the fiscal 2022 fourth quarter (ended February 25, 2023):

•	Net Sales of approximately $1.2 billion

•	Comparable Sales decline in the 40% to 50% range (1)

•	Continuation of negative operating losses

•	Modest free cash flow usage

(1) Comparable Sales reflects the year-over-year change in sales from the Company’s retail channels, including stores and digital, that have been operating for twelve full months following the opening period (typically six to eight weeks). Comparable Sales excludes the impact of the Company’s store network optimization program.

The Company has not yet completed its fiscal year 2022 fourth quarter and full year financial close and plans to provide its full financial results for the fiscal 2022 fourth quarter and full year at the end of April 2023. Until that time, the preliminary results described in this press release are estimates only and remain subject to change and finalization.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $300,000,000.

Common stock to be outstanding immediately after this offering	Up to 807,845,459 shares, based on 428,098,624 shares outstanding as of March 27, 2023 and assuming sales of 379,746,835 shares of our common stock in this offering at an assumed offering price of $0.79 per share, which was the last reported sale price of our common stock on Nasdaq on March 27, 2023. We have 295,411,477 shares available for future issuance. The actual number of shares issued will vary depending on the sale price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through our sales agent, BRS. See “Plan of Distribution” on page S-14 of this prospectus supplement.

Use of Proceeds	We currently intend to use the net proceeds, after deducting the agent’s commissions and our offering expenses, that we receive upon the issuance and sale of shares of our common stock by us to or through the agent to repay outstanding revolving loans under the ABL Facility in accordance with the Amendment. Under the Amended Credit Agreement, we will be required to apply all net cash proceeds received from the issuance and sale of the securities in this offering to repay outstanding revolving loans under the ABL Facility or to cash collateralize any outstanding letters of credit. Outstanding revolving loans repaid using net proceeds of the offering may be reborrowed, subject to availability under the ABL Facility, and we expect to use those borrowings for general corporate purposes, including, but not limited to, rebalancing the Company’s assortment and building back the Company’s inventory.

The amount of proceeds we will receive from this offering is not determinable at this time since it will depend upon the actual number of our securities sold and the price at which such securities are sold pursuant to this offering. See “Use of Proceeds” on page S-13 of this prospectus supplement.

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” included in this prospectus supplement and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Global Select Market symbol	“BBBY”

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below, as well as the other information contained or incorporated by reference in this prospectus supplement, including the information under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended February 26, 2022, “Risk Factors” in Part II, Item 1A of our Quarterly Reports on Form 10-Q for the quarterly periods ended August 27, 2022 and November 26, 2022, and Exhibit 99.1 to our Current Report on Form 8-K dated August 31, 2022, Exhibit 99.2 to our Current Report on Form 8-K dated October 18, 2022, Exhibit 99.3 to our Current Report on Form 8-K dated February 6, 2023 and Item 8.01 to our Current Report on Form 8-K dated February 7, 2023, before making an investment decision. The risks described below are not the only ones facing our Company. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business or results of operations in the future. Any of the following risks could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment in the shares.

Risks Related to the Offering, our Business and Liquidity

We need the proceeds from the offering of securities covered by this prospectus supplement to pay our outstanding obligations under our Credit Facilities and to operate our business, and we expect that we will likely file for bankruptcy protection if the offering is not fully consummated.

On March 30, 2023, the Company entered into the Amendment, which waived certain events of default under the Credit Agreement related to negative and affirmative covenants, including relating to the occurrence of a Funding Failure (as defined in the Credit Agreement without giving effect to the Amendment). The Amendment also revised provisions relating to the Equity Commitment (as defined in the Credit Agreement) to reflect the sales agreement and the Committed Equity Financing, including (i) the requirement to receive minimum Specified Equity Proceeds (as defined in the Amended Credit Agreement) as of the last day of any Equity Proceeds Testing Period (as defined in the Amended Credit Agreement), (ii) the implementation of reserves in relation thereto, and (iii) the result of an event of default in connection with an Equity Termination Event (as defined in the Amended Credit Agreement), in each case, as more specifically contemplated therein.

Additionally, under the Amendment, (i) the total revolving commitment was decreased from $565 million to $300 million, (ii) the letter of credit sublimit under the revolving credit facility was reduced from $225 million to $175 million, (iii) the Interest Payment Date (as defined in the Amended Credit Agreement) with respect to both term loans and revolving loans has been revised, in each case, to reflect monthly interest payments, and (iv) the Company, its US and Canadian subsidiaries party thereto, the Administrative Agent and FILO Agent have agreed to negotiate in good faith to enter into a consignment agreement following the closing of the Amendment. The Amendment also includes certain other amendments, modifications or supplements to certain other terms and provisions as more specifically contemplated therein. Under the Amended Credit Agreement, the Company is required to repay any outstanding revolving loans under the revolving credit facility or to cash collateralize any outstanding letters of credit with any net cash proceeds received pursuant to certain of the Equity Documents and to submit a monthly budget (with the next budget being due on May 1, 2023 and on the first business day of each calendar month thereafter) which shall be reasonably acceptable to the Administrative Agent and the FILO Agent.

The Company presently owes approximately $101.5 million (excluding approximately $105.6 million in Letters of Credit) under our Credit Facilities and has approximately $11.5 million available to borrow. Without access to our revolving credit facility, we will not have the necessary cash resources for our operations and we may not have the cash resources available to repay accelerated obligations, refinance such indebtedness on commercially reasonable terms, or at all, or to collateralize our letters of credit, and lenders under our Amended Credit Agreement may exercise remedies against the collateral securing our obligations thereunder, all of which would have a material adverse effect on our business, financial condition, results of operations and liquidity. In such an event, we likely would be required to file for bankruptcy protection if the Company does not receive the proceeds from the offering covered by this prospectus supplement, the Company would not have the financial resources to satisfy its payment obligations under the Credit Facilities, and the Company expects that it will likely file for bankruptcy protection and that its assets will likely be liquidated. The Company has engaged advisors to explore strategic alternatives, including, if needed, filing for bankruptcy protection. Holders of our common stock would not receive any recovery at all in a bankruptcy scenario.

If the Company does not receive the proceeds from the offering of securities covered by this prospectus supplement, we expect that we will likely file for bankruptcy protection.

If the Company does not receive the proceeds from the offering of securities covered by this prospectus supplement, we expect that we will likely file for bankruptcy protection. The Company believes that present fair market value of the assets of the Company are less than the total amount required to pay the probable liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured. Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver instruction to BRS to use its commercially reasonable efforts to sell shares of our common stock at any time throughout the term of the sales agreement, but BRS will be under no obligation to sell or purchase any securities under the sales agreement. The number of shares that are sold through BRS after our instruction will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with BRS in any instruction to sell shares, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the gross proceeds to be raised in connection with those sales. In addition, the sales agreement requires that the Company meet certain conditions at each time of sale, including that our common stock shall remain listed on a national securities exchange, that we have sufficient authorized common stock to issue the shares subject to such closing, that we have not filed for bankruptcy protection and that there is no default or event of default under our Credit Agreement or other obligations that would cause a material adverse effect. We may not satisfy the conditions in the sales agreement, and therefore we may not receive the potential proceeds from this offering. If we do not receive the proceeds from this offering, whether because we cannot satisfy the conditions in the sales agreement or otherwise, irrespective of our execution of our transformative plan, then we expect that we will likely file for bankruptcy protection, in which case holders of our common stock will likely receive no recovery at all for the securities offered hereby.

The issuance of the securities in this offering will significantly dilute the ownership interest of the existing holders of our common stock, and the market price of our common stock will likely decline significantly as a result of sales of such securities into the public market by investors and subsequent investors or the perception that such sales may occur.

Our existing holders of common stock will be significantly diluted by the issuance of the securities in this offering. Our public float will be significantly increased and the market price of our common stock could decline significantly as a result of subsequent sales of the shares of common stock issued in this offering, which could occur at any time, or the perception that such sales may occur.

Pursuant to this offering, assuming that we have sufficient authorized capital stock to issue such shares of common stock, a maximum of 379,746,835 shares of common stock may be issued, at an assumed offering price of $0.79, which was the last reported sale price of our common stock on Nasdaq on March 27, 2023. If all such shares are issued and resold by holders thereof, our total number of shares of common stock outstanding following such issuances and resales would be 88.7% of our total number of shares of common stock outstanding as of March 27, 2023 prior to such issuances, assuming that we have sufficient authorized capital stock to issue such shares of common stock.

In addition, the shares purchased by the investors in this offering, will be purchased at different prices, many of which could be at prices below the current and/or then trading prices of shares of our common stock or at prices below the price at which our existing shareholders purchased our common stock.

Investors may experience future dilution as a result of future equity offerings, including the Committed Equity Facility.

In order to raise additional capital, we may at any time, including during the pendency of this offering, offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. Pursuant to the Exchange Agreement, the Company exchanged the Preferred Stock Warrant to purchase 70,004 shares of Series A Convertible Preferred Stock for 10,000,000 shares of common stock and rights to receive 5,000,000 shares of common stock upon the receipt of shareholder approval of a proposal to effectuate a reverse stock split of the Company’s common stock to be presented to shareholders at a forthcoming special meeting of shareholders. In addition, we have entered into the Committed Equity Facility, pursuant to which the Company will have the right, but not the obligation, from time to time at the Company’s sole discretion over the 24-month period from and after the satisfaction of certain conditions, to direct BRP to purchase a specified amount of shares. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Unless we receive shareholder approval to increase our authorized share capital or effectuate a reverse stock split, we may not have sufficient authorized share capital for issuing all of the shares of common stock subject to this offering or the Committed Equity Facility. The Company intends to effectuate a reverse stock split and is seeking to obtain shareholder approval at a special meeting of shareholders. If the reverse stock split is approved by the shareholders and the Company effectuates the reverse stock split, the total number of issued and outstanding shares of common stock would decrease based on the reverse stock split ratio. Because the number of authorized shares of our Common Stock will not be reduced proportionately, the reverse stock split will increase the ability of the Board of Directors (the “Board”) to issue authorized and unissued shares without further shareholder action. The issuance of shares of common stock would be dilutive to our existing shareholders and may also cause a decline in the trading price of our common stock. See “––Risks Related to the Offering, our Business and Liquidity––If we receive shareholder approval to effectuate a reverse stock split, investors may experience dilution and a decline in market price of the shares through the issuance of shares, but if we are unable to receive shareholder approval relating thereto, we expect that we will likely file for bankruptcy protection.”

A certain event of default has occurred under our Credit Agreement, as a result of which loans outstanding thereunder may be accelerated, among other things, and our lenders may exercise remedies against the collateral securing our obligations under the Credit Facilities in the event of acceleration.

Our obligations under the ABL Facility and the FILO Facility are secured by first priority liens on substantially all assets of the Company and certain of its subsidiaries, subject to customary exceptions. On March 30, 2023, the Company entered into the Amendment that waived certain events of default under the Credit Agreement related to negative and affirmative covenants, including relating to the occurrence of a Funding Failure (as defined in the Credit Agreement without giving effect to the Amendment). The Amendment also revised provisions relating to the Equity Commitment (as defined in the Credit Agreement) to reflect the sales agreement and the Committed Equity Financing, including (i) the requirement to receive minimum Specified Equity Proceeds (as defined in the Amended Credit Agreement) as of the last day of any Equity Proceeds Testing Period (as defined in the Amended Credit Agreement), (ii) the implementation of reserves in relation thereto, and (iii) the result of an event of default in connection with an Equity Termination Event (as defined in the Amended Credit Agreement), in each case, as more specifically contemplated therein.

Additionally, under the Amendment, (i) the total revolving commitment was decreased from $565 million to $300 million, (ii) the letter of credit sublimit under the revolving credit facility was reduced from $225 million to $175 million, (iii) the Interest Payment Date (as defined in the Amended Credit Agreement) with respect to both term loans and revolving loans has been revised, in each case, to reflect monthly interest payments, and (iv) the Company, its US and Canadian subsidiaries party thereto, the Administrative Agent and FILO Agent have agreed to negotiate in good faith to enter into a consignment agreement following the closing of the Amendment. The Amendment also includes certain other amendments, modifications or supplements to certain other terms and provisions as more specifically contemplated therein. Under the Amended Credit Agreement, the Company is required to repay any outstanding revolving loans under the revolving credit facility or to cash collateralize any outstanding letters of credit with any net cash proceeds received pursuant to certain of the Equity Documents and to submit a monthly budget (with the next budget being due on May 1, 2023 and on the first business day of each calendar month thereafter) which shall be reasonably acceptable to the Administrative Agent and the FILO Agent. Without access to our revolving credit facility, we will not have the necessary cash resources for our operations and we may not have the cash resources available to repay accelerated obligations, refinance such indebtedness on commercially reasonable terms, or at all, or cash to collateralize our letters of credit, and lenders under our Amended Credit Agreement may exercise remedies against the collateral securing our obligations thereunder, all of which would have a material adverse effect on our business, financial condition, results of operations and liquidity. If we do not receive the proceeds from this offering, then we expect that we will likely file for bankruptcy protection, in which case holders of our common stock will not receive any recovery.

Our borrowing capacity under our Credit Facilities depends on the value of our assets, and the full committed amount of our Credit Facilities may not be available to us.

Under the Amendment, (i) the total revolving commitment was decreased from $565 million to $300 million and (ii) the letter of credit sublimit under the revolving credit facility was reduced to $175 million. Our borrowing capacity under the ABL Facility varies according to the Company’s inventory levels and credit card receivables, net of certain reserves, and the FILO Facility is subject to a borrowing base consisting of eligible credit card receivables, eligible inventory and eligible intellectual property. In the event of any decrease in the amount of or appraised value of these assets or upon the disposition of assets or upon the receipt of equity proceeds, our borrowing capacity under either the ABL Facility or the FILO Facility, would similarly decrease, which could adversely impact our business and liquidity. We have announced the closure of approximately 150 lower-producing Bed Bath & Beyond banner stores. As the closures are completed and in the event or future closures, we expect our borrowing capacity under both the ABL Facility and FILO Facility will decrease to the extent sales and cash flow levels decrease following such store closures. The ABL Facility and FILO Facility contain customary affirmative and negative covenants and certain restrictions on operations become applicable if our availability falls below certain thresholds. These covenants could impose significant operating and financial limitations and restrictions on us, including restrictions on our ability to enter into particular transactions such as asset sales and acquisitions, and to engage in other actions that we may believe are advisable or necessary for our business.

Trading in our securities is highly speculative, and we may be required to file for bankruptcy protection even if the offering of securities covered by this prospectus supplement are fully consummated.

Trading in our securities is highly speculative and poses substantial risks to investors. Trading prices for our securities may bear little or no relationship to the actual recovery, if any, by holders of our common stock in any bankruptcy proceeding and the holders of our common stock will not receive any recovery at all in a bankruptcy scenario. Our operations and ability to develop and execute our business plan, our financial condition, our liquidity and our continuation as a going concern, are subject to risks and uncertainties. These risks include the following:

•	our ability to execute our transformative plan, including our ability to negotiate rent reductions and other amounts owed;

•	our ability to maintain our current relationships with or attract new vendors, suppliers, service providers, customers, employees and other third parties;

•	reestablish customary vendor terms, the failure of which may affect our cash flow and liquidity;

•	our ability to maintain contracts that are critical to our operations;

•	our ability to attract, motivate and retain key employees; and

•	the actions and decisions of our creditors and other third parties including, but not limited to, our landlords and vendors who have interests that may be inconsistent with our plans.

These risks and uncertainties could affect our business and operations in various ways. If some of these risks materialize, we may not have sufficient resources to continue to operate our business and we may be required to file for bankruptcy even if the offering of securities covered by this prospectus supplement is consummated. Holders of our common stock will not receive any recovery at all in a bankruptcy scenario.

If we receive shareholder approval to effectuate a reverse stock split, investors may experience dilution and a decline in market price of the shares through the issuance of shares, but if we are unable to receive shareholder approval relating thereto, we expect that we will likely file for bankruptcy protection.

Unless we receive shareholder approval to increase our authorized share capital or effectuate a reverse stock split, we may not have sufficient authorized share capital for issuing all of the shares of common stock subject to this offering. The Company intends to effectuate a reverse stock split and is seeking to obtain shareholder approval at a special meeting of shareholders. The Company filed a preliminary proxy statement with the SEC on March 17, 2023 in connection with the special meeting. A majority of the outstanding shares of the Company’s common stock entitled to vote at the special meeting must vote in favor of the proposal in order for it to be approved. If the reverse stock split is approved by the shareholders and the Company effectuates the reverse stock split, the total number of issued and outstanding shares of Common Stock would decrease based on the final ratio.

Currently, we are authorized in our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to issue up to a total of 900,000,000 shares of common stock. The total number of authorized shares of common stock will not change as a result of the reverse stock split. As of March 27, 2023, we had 428,098,624 shares outstanding and 295,411,477 shares available for future issuance. The reverse stock split would have the effect of reducing the number of outstanding shares of common stock, the number of shares of common stock held in treasury and the number of shares of common stock reserved for issuance pursuant to our stock plans and warrants. Therefore, because the total number of authorized shares of common stock will not change as a result of the reverse stock split, upon the effectiveness of the reverse stock split, the number of authorized shares of common stock that are not issued and outstanding or reserved for issuance would increase. All authorized but unissued shares that are not reserved for issuance would remain available for issuance by the Board for general corporate purposes and issuances pursuant to the sales agreement and CEF, at any time, at its discretion, without shareholder approval. If the Board were to authorize the issuance of any such shares, such issuances could dilute the ownership interests of holders of common stock and may also cause a decline in the trading price of our common stock.

However, if we do not receive shareholder approval to effectuate the reverse stock split, we may not have sufficient authorized share capital for issuing the shares of common stock subject to this offering and we will not be able to receive the proceeds from this offering. Additionally, we will not have sufficient authorized share capital for issuing shares of common stock subject to the CEF and we will not be able to receive the proceeds from that financing. In such case, we expect that we will likely file for bankruptcy protection, in which case holders of our common stock will not receive any recovery.

Even if the offering of securities covered by this prospectus supplement is fully consummated, we may not be successful in implementing our transformative plan, including building back our inventory and increasing customer sales, and we have historically underperformed in implementing management plans, which may force us to seek additional strategic alternatives in the future.

We expect to use the net proceeds from this offering to repay outstanding revolving loans under the ABL Facility. Outstanding revolving loans repaid using net proceeds from the offering may be reborrowed subject to availability under the ABL Facility, and we expect to use those borrowings for general corporate purposes, including, but not limited to, rebalancing the Company’s assortment and building back the Company’s inventory. As previously disclosed, we are undertaking a number of actions to support our ongoing transformation, including but not limited to, cost cutting, lowering capital expenditures and reducing our store footprint, including related distribution centers which are expected to result in our digital channel becoming a higher proportion of our sales. We will continue to seek reductions in rental obligations with landlords in our determination of the appropriate footprint. The timely achievement of our transformative plan as well as our ability to maintain an adequate level of liquidity are subject to various risks, some of which are outside of our control. In particular, our ability to build back inventory is critical to the success of our transformative plan and our vendors may not cooperate and effectively allow us to build back inventory at a scale needed for us to successfully operate our business. We have failed to timely make payments due to our vendors, landlords and similar other business partners, which has affected our relationship with such parties and our reputation and may affect our ability to successfully engage with such parties and other business partners in the future. Further, our ability to achieve expected results depends on our ability to attract customers to our sales channels and increase customer sales. Our ability to attract customers and increase customer sales largely depends on various factors, including our ability to provide customers with an attractive assortment of merchandise. If we are unable to maintain our relationships with our merchandise suppliers, we will not be able to provide the necessary assortment of merchandise that will enable us to attract customers to our sales channels or increase sales. Our efforts to attract customers and to increase customer sales may be further challenged by current economic conditions, including an inflationary environment and increasing interest rates which may affect customers’ willingness and ability to spend.

We do not expect the proceeds from this offering will be adequate to fully implement our transformative plan and repay our borrowings under the Credit Facilities. For this reason, we have concurrently entered into the Committed Equity Facility with BRP, whereby the Company will have the right, but not the obligation, from time to time at the Company’s sole discretion over the 24-month period from and after the satisfaction of certain conditions, to direct the BRP to purchase a specified amount of shares. In the event that we fail to obtain all of the anticipated proceeds under the Committed Equity Facility as a result of the applicability of the Exchange Cap (as defined in the Committed Equity Facility), which prevents us from issuing more than 20% of the Company’s issued and outstanding shares below certain prices, we expect that we will likely file for bankruptcy protection. We will continue to explore strategic alternatives in the future to the extent necessary to implement our transformative plan.

Unless we receive shareholder approval to increase our authorized share capital or effectuate a reverse stock split, we may not have sufficient authorized share capital for issuing all of the shares of common stock subject to this offering or the Committed Equity Facility. If we are unable to issue all of the shares of common stock subject to this offering and the Committed Equity Facility, we expect that we will likely file for bankruptcy protection. The Company intends to effectuate a reverse stock split and is seeking to obtain shareholder approval at a special meeting of shareholders. If the reverse stock split is approved by the shareholders and the Company effectuates the reverse stock split, the total number of issued and outstanding shares of common stock would decrease based on the reverse stock split ratio. Because the number of authorized shares of our common stock will not be reduced proportionately, the reverse stock split will increase the Board’s ability to issue authorized and unissued shares without further shareholder action. The issuance of shares of common stock would be dilutive to our existing shareholders and may also cause a decline in the trading price of our common stock.

We have historically underperformed in implementing management plans, including our transformative plan. For example, after launching a turnaround plan in the second and the third quarters of fiscal year 2022, we were not able to achieve our anticipated 2022 holiday results, largely due to our inability to supply our various sales channels with the appropriate level of merchandise and decrease in traffic trends. If we are not successful in implementing our transformative plan, our business, financial condition and results of operations may adversely be affected, which may force us to consider additional strategic alternatives, including restructuring or refinancing our debt, seeking additional debt or equity capital, reducing or delaying our business activities and strategic initiatives, or selling assets, other strategic transactions and/or other measures, including filing for bankruptcy protection. We may not be able to successfully execute any strategic alternatives we are currently considering or any other options, and our ability to do so could be adversely affected by numerous factors, including changes in the economic or business environment, financial market volatility and the performance of our business.

Nasdaq may delist our common stock from quotation on its exchange, which could limit investors’ ability to sell and purchase our securities and subject us to additional trading restrictions.

Our common stock is currently listed on the Nasdaq Global Select Market under the trading symbol “BBBY.” Our share price has dropped below $1.00 since March 20, 2023. If our share price continues to stay below the minimum of $1.00 for a period of 30 consecutive business days, our common stock may be suspended and/or delisted for failure to meet the requirement for continued inclusion on Nasdaq under Nasdaq Listing Rule 5550(a)(2). If our common stock is not listed on Nasdaq at any time after this offering, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity;

•

a determination that our common stock is a “penny stock” which will require brokers trading in our shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for our Company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

One of the condition precedents to the sale of securities in this offering is that our shares of common stock is listed on an exchange. If our shares of common stock are delisted from Nasdaq, then we will not meet the conditions to being able to sell shares pursuant to this offering. If we do not receive the proceeds from this offering, whether because we cannot satisfy the conditions precedent or otherwise, then we expect that we will likely file for bankruptcy protection, in which case you will receive no recovery at all for your shares.

Our recurring losses and negative cash flow from operations, as well as current cash and liquidity projections, raise substantial doubt about our ability to continue as a going concern.

Based on recurring losses from operations and negative cash flows from operations for the nine months ended November 26, 2022 as well as current cash and liquidity projections, we have concluded that there is substantial doubt about our ability to continue as a going concern for the next twelve months. Our consolidated financial statements have been prepared assuming we will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result if we do not continue as a going concern. You should not rely on our consolidated balance sheet as an indication of the amount of proceeds that would be available to satisfy claims of creditors, and potentially be available for distribution to holders of our common stock, in the event of liquidation.

We have experienced significant turnover in our senior management team and across our organization, and our failure to attract and retain qualified personnel, skilled workers and key officers could have an adverse effect on us.

We have recently experienced significant turnover in our senior management team and reductions in our workforce and have promoted employees to fill certain key roles and are conducting searches for additional key roles, including a permanent chief financial officer. Our ability to retain key employees in the long-term is affected by our financial situation, our business performance and our ability to successfully implement our transformative plan. Our business may be adversely affected by the transitions in our senior management team and reduction in workforce, and turnover at the senior management level may create instability within the Company, which could disrupt and impede our day-to-day operations, internal controls and our ability to fully implement our business plan and growth strategy. In addition, management transition inherently causes some loss of institutional knowledge, which can negatively affect strategy and execution, and our results of operations and financial condition could be negatively impacted as a result. Competition for key management personnel is intense. If we fail to successfully attract and appoint permanent replacements with the appropriate expertise, we could experience increased employee turnover and harm to our business, results of operations, cash flow and financial condition. The search for permanent replacements could also result in significant recruiting and relocation costs, as well as increased salary and benefit costs. Like most businesses, our employees are important to our success and we are dependent in part on our ability to retain the services of our key management, operational, compliance, finance, administrative and store associate personnel. In order to compete and implement our growth strategy, we must attract, retain, and motivate employees, and turnover of senior management, store closures and reductions in workforce may make it difficult to retain qualified and skilled employees.

Risks Related to the Offering and Our Common Stock

The market prices and trading volume of our shares of common stock have recently experienced, and may continue to experience, extreme volatility, which could cause purchasers of our common stock to incur substantial losses.

The market prices and trading volume of our shares of common stock have recently experienced, and may continue to experience, extreme volatility, which could cause purchasers of our common stock to incur substantial losses. From January 3, 2022 to March 27, 2023, the market price of our common stock has had extreme fluctuations, ranging from an intra-day low of $0.77 per share on March 20, 2023 to an intra-day high of $30.06 on March 7, 2022, and the last reported sale price of our common stock on Nasdaq on March 27, 2023, was $0.79 per share. From January 3, 2022 to March 27, 2023, according to Nasdaq, daily trading volume of our common stock ranged from as low as approximately 2,121,088 to as high as approximately 395,319,906 shares.

We believe that the recent volatility and our current market prices reflect market and trading dynamics unrelated to our underlying business, or macro or industry fundamentals, and we do not know how long these dynamics will last. In addition, we do not record or have access to information regarding any share lending or short selling transactions other than what is publicly available from third-party providers. We do not have reliable information about synthetic shares and fake shares and only maintain records regarding shares that we have legally issued and are outstanding. We also understand that there has been considerable trading in derivatives on the Company’s shares including both put and call options. These derivative securities can have the effect of increasing the volatility of our share price. Under the circumstances, we caution you against investing in our common stock, unless you are prepared to incur the risk of incurring substantial losses.

Extreme fluctuations in the market price of our common stock have been accompanied by reports of strong and atypical retail investor interest, including on social media and online forums. The market volatility and trading patterns we have experienced create several risks for investors, including the following:

•

the market price of our common stock has experienced and may continue to experience rapid and substantial increases or decreases unrelated to our operating performance, prospects, macro or industry fundamentals, and substantial increases may be significantly inconsistent with the risks and uncertainties that we continue to face;

•

factors in the public trading market for our common stock include the sentiment of retail investors (including as may be expressed on financial trading and other social media sites and online forums), the direct access by retail investors to broadly available trading platforms, the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our common stock and any related hedging and other trading factors;

•

to the extent volatility in our common stock is caused, as has widely been reported, by a “short squeeze” in which coordinated trading activity causes a spike in the market price of our common stock as traders with a short position make market purchases to avoid or to mitigate potential losses, investors purchase at inflated prices unrelated to our financial performance or prospects, and may thereafter suffer substantial losses as prices decline once the level of short-covering purchases has abated; and

•

if the market price of our common stock declines, you may be unable to resell your shares at or above the price at which you acquired them. The value of newly issued shares of our common stock may fluctuate or decline significantly in the future, in which case you could incur substantial losses.

We may continue to incur rapid and substantial increases or decreases in our stock price in the foreseeable future that may not coincide in timing with the disclosure of news or developments by or affecting us. Accordingly, the market price of our shares of common stock may fluctuate dramatically and may decline rapidly, regardless of any developments in our business. Overall, there are various factors, many of which are beyond our control, that could negatively affect the market price of our common stock or result in fluctuations in the price or trading volume of our common stock, including:

•	actual or anticipated quarterly variations in operational results and reactions to earning releases or other presentations by our executives;

•	failure to meet the expectations of securities analysts and investors;

•	rating agency credit rating actions;

•	the contents of published research reports about us or our industry or the failure of securities analysts to cover our common stock;

•	any increased indebtedness we may incur in the future or our inability to refinance any such indebtedness;

•	actions by institutional shareholders;

•	speculation or reports by the press or the investment community with respect to us or our industry in general;

•	short interest in our common stock and the market response to such short interest;

•	the dramatic increase in the number of individual holders of our common stock and their participation in social media platforms targeted at speculative investing;

•	increases in market interest rates that may lead purchasers of our shares to demand a higher yield;

•	changes in our capital structure;

•	announcements of dividends;

•	future sales of our common stock by us, members of our management or any significant shareholders;

•	announcements by us, our competitors or vendors of significant contracts, acquisitions, joint marketing relationships, joint ventures or capital commitments;

•	third-party claims or proceedings against us or adverse developments in pending proceedings;

•	additions or departures of key personnel;

•	changes in applicable laws and regulations;

•	negative publicity for us, our business or our industry;

•	changes in expectations or estimates as to our future financial performance or market valuations of competitors, customers or travel suppliers;

•	results of operations of our competitors;

•	our ability to manage supply chain-related expenses and disruptions in our supply chain;

•	the ongoing impacts and developments relating to the COVID-19 pandemic;

•	our ability to satisfy conditions in our credit facilities for future funding;

•	our ability to effectuate our proposed reverse stock split; and

•	general market, political and economic conditions, including any such conditions and local conditions in the markets in which our customers are located.

In addition, in the past, shareholders have instituted securities class action litigation following periods of market volatility. If we are involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.

Future issuances of equity or debt securities by us may adversely affect the market price of our common stock and we may not have sufficient authorized share capital for issuing all of the shares of common stock subject to this offering.

Our authorized share capital consists of 900.0 million shares of our common stock. As of March 27, 2023, we had 428,098,624 shares outstanding and 295,411,477 shares available for future issuance. We may issue, or move out of treasury, as applicable, all of these shares of common stock without any action or approval by our shareholders, subject to certain exceptions. Pursuant to the offering of the common stock covered by this prospectus supplement, assuming that we have sufficient authorized capital stock to issue such shares of common stock, a maximum of 379,746,835 shares of common stock may be issued, at an assumed offering price of $0.79 per share, which was the last reported sale price of our common stock on Nasdaq on March 27, 2023. If all such shares are issued and resold by holders thereof, our total number of shares of common stock outstanding following such issuances and resales would be 88.7% of our total number of shares of common stock outstanding as of March 27, 2023 prior to such issuances, assuming that we have sufficient authorized capital stock to issue such shares of common stock.

Unless we receive shareholder approval to increase our authorized share capital or effectuate a reverse stock split, we may not have sufficient authorized share capital for issuing all of the shares of common stock subject to this offering. Based on the future price of our common stock, if we do not receive the proceeds from the offering of securities covered by this prospectus supplement, irrespective of our execution of our transformative plan, then we expect that we will likely file for bankruptcy protection, in which case holders of our common stock will likely receive no recovery at all for common stock that they own. See “Risk Factors––Risks Related to the Offering, our Business and Liquidity—If the Company does not receive the proceeds from the offering of securities covered by this prospectus supplement, we expect that we will likely file for bankruptcy protection” and “––Risks Related to the Offering, our Business and Liquidity—If we receive shareholder approval to effectuate a reverse stock split, investors may experience dilution and a decline in market price of the shares through the issuance of shares, but if we are unable to receive shareholder approval relating thereto, we expect that we will likely file for bankruptcy protection.”

In the event that we fail to obtain all of the anticipated proceeds under the CEF as a result of the applicability of the Exchange Cap (as defined in the CEF) preventing us from issuing more than 20% of the company’s issued and outstanding shares below certain prices, we expect that we will likely file for bankruptcy protection.

In the future, we may attempt to obtain financing or to increase further our capital resources, or refinance existing obligations, by issuing additional shares of our common stock or offering debt or other equity securities, including commercial paper, medium-term notes, senior or subordinated notes, debt securities convertible into equity or shares of preferred stock. Future acquisitions could require substantial additional capital in excess of cash from operations. There can be no guarantee that these offers to exchange will be successful. In addition, we also expect to issue additional shares in connection with the exercise of our stock options under our incentive plans.

Issuing additional shares of our common stock or other equity securities or securities convertible into equity for financing or in connection with our incentive plans, acquisitions or otherwise may dilute the economic and voting rights of our existing shareholders or reduce the market price of our common stock or both. Upon liquidation, holders of our debt securities and preferred shares, if issued, and lenders with respect to other borrowings would receive a distribution of our available assets prior to the holders of our common stock. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred shares, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of our common stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing or nature of our future offerings. Thus, holders of our common stock bear the risk that our future offerings may reduce the market price of our common stock and dilute their stockholdings in us. See “Description of Securities” in the accompanying prospectus.

A “short squeeze” due to a sudden increase in demand for shares of our common stock that largely exceeds supply and/or focused investor trading in anticipation of a potential short squeeze have led to, may be currently leading to, and could again lead to, extreme price volatility in shares of our common stock.

Investors may purchase shares of our common stock to hedge existing exposure or to speculate on the price of our common stock. Speculation on the price of our common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our common stock available for purchase on the open market, investors with short exposure may have to pay a premium to repurchase shares of our common stock for delivery to lenders of our common stock. Those repurchases may, in turn, dramatically increase the price of shares of our common stock until additional shares of our common stock are available for trading or borrowing. This is often referred to as a “short squeeze.” A large proportion of our common stock has been in the past and may be traded in the future by short sellers, which may increase the likelihood that our common stock will be the target of a short squeeze, and there is widespread speculation that our current trading price is the result of a short squeeze. A short squeeze and/or focused investor trading in anticipation of a short squeeze have led to, may be currently leading to, and could again lead to volatile price movements in shares of our common stock that may be unrelated or disproportionate to our operating performance or prospects and, once investors purchase the shares of our common stock necessary to cover their short positions, or if investors no longer believe a short squeeze is viable, the price of our common stock may rapidly decline.

In addition, we do not record or have access to information regarding any share lending or short selling transactions other than what is publicly available from third-party providers. We do not have reliable information about synthetic shares and fake shares and only maintain records regarding shares that we have legally issued and are outstanding. We also understand that there has been considerable trading in derivatives on the Company’s shares including both put and call options. These derivative securities can have the effect of increasing the volatility of our share price.

Investors that purchase shares of our common stock during a short squeeze may lose a significant portion of their investment. Under the circumstances, we caution you against investing in our common stock, unless you are prepared to incur the risk of losing all or a substantial portion of your investment.

Information available in public media that is published by third parties, including blogs, articles, online forums, message boards and social and other media may include statements not attributable to the Company and may not be reliable or accurate.

We have received, and may continue to receive, a high degree of media coverage that is published or otherwise disseminated by third parties, including blogs, articles, online forums, message boards and social and other media. This includes coverage that is not attributable to statements made by our directors, officers or employees. You should read carefully, evaluate and rely only on the information contained in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus or incorporated documents filed with the SEC in determining whether to purchase our shares of common stock. Information provided by third parties may not be reliable or accurate and could materially impact the trading price of our common stock which could cause losses to your investments.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, as well as our ability to have sufficient authorized capital stock to issue such shares, we have the discretion to deliver instruction to BRS to sell shares of our common stock at any time throughout the term of the sales agreement. The number of shares that are sold through BRS after our instruction will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with BRS in any instruction to sell shares, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the gross proceeds to be raised in connection with those sales.

The common stock offered hereby may be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our Board or any restrictions we may place in any applicable placement notice delivered to the agent, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

The market price of our common stock could decline due to the large number of outstanding shares of our common stock available for future sale.

Following this offering, we will not be able to issue additional shares of common stock or securities linked to our common stock unless we receive shareholder approval to increase our authorized share capital or effectuate a reverse stock split. If we receive such approval, then sales of substantial amounts of our common stock in the public market in future offerings or the perception that these sales could occur, could cause the market price of our common stock to decline. These sales could also make it more difficult for us to sell equity or equity-related securities in the future, at a time and price that we deem appropriate. In addition, the additional sale of our common stock by our officers or directors in the public market or the perception that these sales may occur, could cause the market price of our common stock to decline.

Further, resales by the investors of the securities offered hereby could have a significant impact on the market price of our common stock. Pursuant to this offering, assuming that we have sufficient authorized capital stock to issue such shares of common stock, a maximum of 379,746,835 shares of common stock may be issued, at an assumed offering price of $0.79, which was the last reported sale price of our common stock on Nasdaq on March 27, 2023. If all such shares are issued and resold by holders thereof, our total number of shares of common stock outstanding following such issuances and resales would be 88.7% of our total number of shares of common stock outstanding as of March 27, 2023 prior to such issuances, assuming that we have sufficient authorized capital stock to issue such shares of common stock. See “—The issuance of the securities in this offering will significantly dilute the ownership interest of the existing holders of our common stock, and the market price of our common stock will likely decline significantly as a result of sales of such securities into the public market by investors and subsequent investors or the perception that such sales may occur.”

We may issue shares of our common stock or other securities from time to time as consideration for, or to finance, future acquisitions, investments, debt-for-equity exchanges or for other capital needs. We cannot predict the size of future issuances of our shares or the effect, if any, that future sales and issuances of shares would have on the market price of our common stock. If any such acquisition or investment is significant, the number of shares of common stock or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be substantial and may result in additional dilution to our shareholders. We may also grant registration rights covering shares of our common stock or other securities that we may issue in connection with any such acquisitions and investments.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur as a result of our sales agreement and the Committed Equity Facility or otherwise could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or the market perception that we are permitted to sell a significant number of our securities would have on the market price of our common stock.

Certain provisions of our Certificate of Incorporation, our by-laws and New York law could hinder, delay or prevent a change in control of us that you might consider favorable, which could also adversely affect the price of our common stock.

Certain provisions under our Certificate of Incorporation, our Amended and Restated By-laws (the “By-laws”) and New York law could discourage, delay or prevent a transaction involving a change in control of our Company, even if doing so would benefit our shareholders. These provisions include:

•	the sole ability of the then-current members of the Board to fill a vacancy created by the expansion of the Board;

•	advance notice requirements for nominations for elections to the Board or for proposing matters that can be acted upon by shareholders at our shareholder meetings;

•

the ability of our Board to issue new series of, and designate the terms of, preferred stock, without shareholder approval, which could be used to, among other things, institute a rights plan that would have the effect of significantly diluting the stock ownership of a potential hostile acquirer, likely preventing acquisitions that have not been approved by the Board;

•

our opting to be governed by the provisions of Section 912 of the New York Business Corporation Law, an anti-takeover law. In general, the statute prohibits a publicly held New York corporation from engaging in a “business combination” with an “interested shareholder” for a period of five years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner; and

•	provisions prohibiting cumulative voting.

Anti-takeover provisions could substantially impede the ability of a public shareholder to benefit from a change in control or change of our management and Board and, as a result, may adversely affect the market price of our common stock and your ability to realize any potential change of control premium. These provisions could also discourage proxy contests and make it more difficult for you and other shareholders to elect directors of your choosing and to cause us to take other corporate actions you desire. Because our Board is responsible for appointing the members of our management team, these provisions could in turn affect any attempt to replace current members of our management team. As a result, efforts by shareholders to change the direction or management of the Company may be unsuccessful. See “Description of Securities” in the accompanying prospectus for additional information regarding the provisions included in our Certificate of Incorporation and our By-laws.

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of any proceeds from reborrowings. We intend to use the proceeds from this offering to repay outstanding revolving loans under the ABL Facility in accordance with the Amendment. Under the Amendment, we will be required to apply all net cash proceeds received from the issuance and sale of the securities in this offering to repay outstanding revolving loans under the ABL Facility or to cash collateralize any outstanding letters of credit. Outstanding revolving loans repaid using net proceeds of the offering may be reborrowed, subject to availability under the ABL Facility, and we expect to use those borrowings for general corporate purposes, including, but not limited to, rebalancing our assortment and building back our inventory. See “Use of Proceeds” on page S-13 of this prospectus supplement. Our management will have considerable discretion in the application of the reborrowings, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock.

If our common stock becomes subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on The Nasdaq Global Select Market, and if the price of our common stock is less than $5.00, our common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, (ii) a written agreement to transactions involving penny stocks and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore shareholders may have difficulty selling their shares.

Our preliminary financial estimates represent management’s current estimates and are subject to change.

The preliminary estimated financial information contained in “Prospectus Supplement Summary — Recent Developments — Preliminary Results for Fiscal 2022 Fourth Quarter” represents only preliminary estimates and is based on information available to management as of the date of this prospectus supplement and these estimates could change. Our actual financial results as of and for the three months and year ended February 25, 2023 are subject to the completion of our financial closing processes, any adjustments that may result from the completion of such processes, and the finalization of our actual financial statements. Such actual financial results may not be available until after this offering is completed and, consequently, may not be available to you prior to investing in this offering. Our actual financial results as of and for the three months and year ended February 25, 2023 may differ materially from the preliminary estimated financial information we have provided as a result of completion of our final adjustments, review by our independent registered public accountants and other developments arising between now and the time that our financial results for such period are finalized. KPMG LLP has not audited, reviewed, compiled or performed any procedures with respect to such preliminary estimated financial information as of and for the three months and the year ended February 25, 2023. Accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect to these preliminary estimated amounts. Complete results as of and for the year ended February 25, 2023 will be included in our Annual Report on Form 10-K, which is due by April 26, 2023. See the other risks described in this section and “Cautionary Note Regarding Forward-Looking Statements” for additional information regarding factors that could result in differences between these preliminary estimated financial results and the actual financial results we will report.

Our preliminary financial estimates represent management’s current estimates and are subject to change.

The preliminary estimated financial information contained in “Prospectus Supplement Summary — Recent Developments — Preliminary Estimated Financial Information for Fourth Quarter and Full Year 2022” represents only preliminary estimates and is based on information available to management as of the date of this prospectus supplement and these estimates could change. Our actual financial results as of and for the three months and year ended February 25, 2023 are subject to the completion of our financial closing processes, any adjustments that may result from the completion of such processes, and the finalization of our actual financial statements. Such actual financial results may not be available until after this offering is completed and, consequently, may not be available to you prior to investing in this offering. Our actual financial results as of and for the three months and year ended February 25, 2023 may differ materially from the preliminary estimated financial information we have provided as a result of completion of our final adjustments, review by our independent registered public accountants and other developments arising between now and the time that our financial results for such period are finalized. KPMG LLP has not audited, reviewed, compiled or performed any procedures with respect to such preliminary estimated financial information as of and for the three months and the year ended February 25, 2023. Accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect to these preliminary estimated amounts. Complete results as of and for the year ended February 25, 2023 will be included in our Annual Report on Form 10-K, which is due by April 26, 2023. See the other risks described in this section and “Cautionary Note Regarding Forward-Looking Statements” for additional information regarding factors that could result in differences between these preliminary estimated financial results and the actual financial results we will report.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, but not limited to, our progress and anticipated progress towards our long-term objectives and our turnaround plan, as well as more generally the status of our future liquidity and financial condition and our outlook for our 2023 fiscal first quarter. Many of these forward-looking statements can be identified by use of words such as “may,” “will,” “expect,” “anticipate,” “approximate,” “estimate,” “assume,” “continue,” “model,” “project,” “plan,” “goal,” “preliminary,” and similar words and phrases, although the absence of those words does not necessarily mean that statements are not forward-looking. Our actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation:

•

our ability to use proceeds from this offering to pay down our outstanding obligations under our Credit Facilities and operate our business, risks related to the failure to receive the full amount of the gross proceeds from the offering of the shares contemplated hereby, which we expect will likely force us to file for bankruptcy protection, our ability to regain access to our Credit Facilities, our ability to deliver and execute on our turnaround plan, our potential need to seek additional strategic alternatives, including restructuring or refinancing of our debt, seeking additional debt or equity capital, reducing or delaying our business activities and strategic initiatives, or selling assets, other strategic transactions and/or other measures, including obtaining relief under the U.S. Bankruptcy Code, and the terms, value and timing of any transaction resulting from that process, our ability to finalize or fully execute actions and steps that would be probable of mitigating the existence of “substantial doubt” regarding our ability to continue as a going concern, our ability to increase cash flow to support our operating activities and fund our obligations and working capital needs;

•	general economic conditions including supply chain disruptions, labor shortages, wage pressures, rising inflation and the ongoing military conflict between Russia and Ukraine;

•	challenges related to our relationships with our suppliers, including the failure of our suppliers to supply us with the necessary volume and types of products;

•	the impact of cost-savings measures;

•	our inability to generate sufficient cash to service all of our indebtedness or our ability to access additional capital;

•	changes to our credit rating or the terms on which vendors or others will provide us credit;

•	the impact of strategic changes, including the reaction of customers to such changes;

•	a challenging overall macroeconomic environment and a highly competitive retailing environment;

•	changing consumer preferences, spending habits and demographics;

•	demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by us;

•

challenges in executing our omni-channel and transformation strategy, including our ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets we serve;

•	our ability to successfully execute our store fleet optimization strategies, including our ability to achieve anticipated cost savings and to not exceed anticipated costs;

•	our ability to execute on any strategic transactions and realize the benefits of any partnerships, investments or divestitures;

•

disruptions to our information technology systems, including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks;

•	damage to our reputation in any aspect of our operations;

•	the cost of labor, merchandise, logistical costs and other costs and expenses;

•

potential supply chain disruption due to trade restrictions or otherwise, and other factors such as natural disasters, pandemics, including the COVID-19 pandemic, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers and other items;

•	inflation and the related increases in costs of materials, labor and other costs, inefficient management of relationships and dependencies on third-party service providers;

•	our ability to attract and retain qualified employees in all areas of the organization;

•	unusual weather patterns and natural disasters, including the impact of climate change, uncertainty and disruptions in financial markets;

•	volatility in the price of our common stock and its effect, and the effect of other factors, on our capital allocation strategy;

•

changes to statutory, regulatory and other legal requirements or deemed noncompliance with such requirements, changes to accounting rules, regulations and tax laws or new interpretations of existing accounting standards or tax laws, new, or developments in existing, litigation, claims or assessments; and

•	a failure of our business partners to adhere to appropriate laws, regulations or standards.

Except as required by law, we do not undertake any obligation to update our forward-looking statements. These statements are based on our management’s beliefs and assumptions, which in turn are based on currently available information. These assumptions could prove inaccurate.

Any forward-looking statements we make in this prospectus supplement, the documents incorporated by reference or elsewhere speak only as of the date on which we make them. The risks identified above are not exhaustive, and you should be aware that there may be other risks that could adversely affect our business and financial performance. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In any event, these and other important factors, including those set forth under the caption “Risk Factors” in this prospectus supplement and the documents incorporated by reference, may cause actual results to differ materially from those indicated by our forward-looking statements. We have no duty, and do not intend, to update or revise the forward-looking statements we make in this prospectus supplement, the documents incorporated by reference or elsewhere, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the future events or circumstances described in any forward-looking statement we make in this prospectus supplement, the documents incorporated by reference or elsewhere might not occur.

USE OF PROCEEDS

We currently intend to use the net proceeds, after deducting the agent’s commissions and our offering expenses, that we receive upon the issuance and sale of shares of our common stock by us to or through the agent to repay outstanding revolving loans under the ABL Facility in accordance with the Amendment. Under the Amended Credit Agreement, we will be required to apply all net cash proceeds received from the issuance and sale of the securities in this offering to repay outstanding revolving loans under the ABL Facility or to cash collateralize any outstanding letters of credit. Outstanding revolving loans repaid using net proceeds of the offering may be reborrowed, subject to availability under the ABL Facility, and we expect to use those borrowings for general corporate purposes, including, but not limited to, rebalancing the Company’s assortment and building back the Company’s inventory.

The amount of proceeds we will receive from this offering, if any, will depend upon the actual number of shares of our common stock sold and the market price at which such shares are sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

PLAN OF DISTRIBUTION

On March 30, 2023, we entered into the sales agreement with BRS, under which we may offer and sell our shares of common stock from time to time through BRS acting as agent. Pursuant to this prospectus supplement and the accompanying prospectus, we may offer and sell up to $300,000,000 of our shares of common stock. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell our shares of common stock under the sales agreement, we will notify BRS of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed BRS, unless BRS declines to accept the terms of such notice, BRS has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of BRS under the sales agreement to sell our shares of common stock are subject to a number of conditions that we must meet, including that our common stock shall remain listed on a national securities exchange, that we have sufficient authorized common stock to issue the shares subject to such closing, that we have not filed for bankruptcy protection and that there is no default or event of default under our Credit Agreement or other obligations that would cause a material adverse effect.

The settlement of sales of shares between us and BRS is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and BRS may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay BRS a commission of up to 3.0% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse BRS for the reasonable and documented fees and disbursements of its counsel, payable in connection with the filing of this prospectus supplement, in an amount not to exceed $200,000, in addition to certain ongoing disbursements of its legal counsel, unless we and BRS otherwise agree. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to BRS under the terms of the sales agreement, will be approximately $800,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

BRS will provide written confirmation to us before the open on The Nasdaq Global Select Market on the day following each day on which our shares of common stock are sold under the sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of our shares of common stock on our behalf, BRS will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of BRS will be deemed to be underwriting commissions or discounts. We have agreed to indemnify BRS against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments BRS may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the sales agreement and (ii) the termination of the sales agreement as permitted therein.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to a Current Report on Form 8-K filed under the Exchange Act and incorporated by reference in this prospectus supplement.

BRS and its affiliates have and may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, BRS may actively trade our securities for its own account or for the accounts of customers, and, accordingly, BRS may at any time hold long or short positions in such securities. An affiliate of BRS is the investor in our Committed Equity Facility. An affiliate of BRS is a holder of our common stock warrants.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by BRS, and BRS may distribute the prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

Kirkland & Ellis LLP, New York, New York, will pass on the legality of the shares of common stock to be sold in this offering. B. Riley Securities, Inc. is being represented in connection with this offering by O’Melveny & Myers LLP.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Those consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also access the information we file electronically with the SEC through our website at www.bedbathandbeyond.com. Please note that the SEC’s website is included in this prospectus supplement and the accompanying prospectus supplement as an inactive textual reference only. The information contained on the SEC’s website and our website is not incorporated by reference into this prospectus supplement and should not be considered to be part of this prospectus supplement, except as described in the following paragraph.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus supplement certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement. Certain information that we subsequently file with the SEC will automatically update and supersede information in this prospectus supplement and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all the securities offered by this prospectus supplement have been sold and all conditions to the consummation of such sales have been satisfied, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document:

•	our Annual Report on Form 10-K for the fiscal year ended February 26, 2022, filed with the SEC on April 21, 2022;

•

our Quarterly Reports on Form 10-Q for the quarters ended May 28, 2022, August 27, 2022 and November 26, 2022, filed with the SEC on June  29, 2022, September 30, 2022 and January  26, 2023, respectively;

•

portions of our Definitive Proxy Statement  on Schedule 14A filed with the SEC on June 1, 2022 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended February 26, 2022;

•	our Current Reports on Form 8-K filed with the SEC on February 17, 2022, March 25, 2022, May 27, 2022, June 29, 2022, July 15, 2022, August 31, 2022 (SEC Accession No. 0001193125-22-235268),

August 31, 2022 (SEC Accession No. 0001193125-22-234603), September  1, 2022, September 6, 2022, October  18, 2022, October 26, 2022, October  28, 2022, November 2, 2022, November  9, 2022, November 14, 2022, November  16, 2022, November 17, 2022, November 21, 2022, December  6, 2022, December 20, 2022, December 23, 2022, January 5, 2023, January  19, 2023, January 26, 2023, February 6, 2023, February 7, 2023 (SEC Accession No.  0001193125-23-027117), February 7, 2023 (SEC Accession No. 0001193125-23-026124), February  10, 2023, February 14, 2023, March  8, 2023, March  14, 2023, March 23, 2023 and March 30, 2023 (in each case, other than information furnished under Items 2.02 and 7.01); and

•	the description of our common stock filed as Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended February 26, 2022, filed with the SEC on April 21, 2022.

You may request a copy of these filings at no cost, by writing or calling us at the following address: 650 Liberty Avenue, Union New Jersey 07083, telephone: (908) 688-0888, Attention: Investor Relations.

Common Stock

Warrants

Preferred Stock

We may offer, issue and sell shares of our common stock, warrants or preferred stock from time to time in one or more transactions.

These securities may be offered together or separately and in one or more series, if any, in amounts, at prices and on other terms to be determined at the time of the offering and described in an accompanying prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest.

Our common stock is listed on Nasdaq under the symbol “BBBY.” The last reported sale price of our common stock on Nasdaq on February 3, 2023, was $3.05 per share.

We may offer and sell these securities through one or more underwriters, dealers or agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

Investing in the offered securities involves risks. You should carefully read and consider the information in this prospectus, the applicable prospectus supplement and the risk factors described in any applicable prospectus supplement and/or in our periodic and other reports and other information that we file with the Securities and Exchange Commission before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.

Prospectus dated February 6, 2023

We are responsible for the information contained and incorporated by reference in this prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf process, we may periodically sell the securities described in this prospectus in one or more offerings. This prospectus provides a general description of our common stock, warrants and preferred stock that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or securities are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects may have changed. The prospectus supplement may also add, update or change information, including information about us, contained in this prospectus. Therefore, before making your investment decision, you should carefully read:

•	this prospectus;

•	any applicable prospectus supplement, which (1) explains the specific terms of the securities being offered and (2) updates and changes information in this prospectus; and

•	the documents referred to in “Where You Can Find More Information” in this prospectus for information about us, including our financial statements.

References to “we,” “us,” “our” and the “Company” and “Bed Bath & Beyond” are references to Bed Bath & Beyond Inc. and its consolidated subsidiaries, unless it is clear from the context that we mean only Bed Bath & Beyond Inc.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, our progress and anticipated progress towards our long-term objectives and our turnaround plan, as well as more generally the status of our future liquidity and financial condition and our outlook for our 2022 fiscal fourth quarter and 2022 fiscal year. Many of these forward-looking statements can be identified by use of words such as “may,” “will,” “expect,” “anticipate,” “approximate,” “estimate,” “assume,” “continue,” “model,” “project,” “plan,” “goal,” “preliminary,” and similar words and phrases, although the absence of those words does not necessarily mean that statements are not forward-looking. Our actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation:

•

our ability to deliver and execute on our turnaround plan; the result of the evaluation of strategic alternatives, including restructuring or refinancing of our debt, seeking additional debt or equity capital, reducing or delaying our business activities and strategic initiatives, or selling assets, other strategic transactions and/or other measures, including obtaining relief under the U.S. Bankruptcy Code, and the terms, value and timing of any transaction resulting from that process; our ability to finalize or fully execute actions and steps that would be probable of mitigating the existence of “substantial doubt” regarding our ability to continue as a going concern; our ability to increase cash flow to support our operating activities and fund our obligations and working capital needs;

•	general economic conditions including supply chain disruptions, labor shortages, wage pressures, rising inflation and the ongoing military conflict between Russia and Ukraine;

•	challenges related to our relationships with our suppliers, the failure of our suppliers to supply us with the necessary volume and types of products;

•	the impact of cost-savings measures;

•	our inability to generate sufficient cash to service all of our indebtedness or our ability to access additional capital;

•	changes to our credit rating or the terms on which vendors or others will provide us credit;

•	the impact of strategic changes, including the reaction of customers to such changes;

•	a challenging overall macroeconomic environment and a highly competitive retailing environment;

•	changing consumer preferences, spending habits and demographics;

•	demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by us;

•

challenges in executing our omni-channel and transformation strategy, including our ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets we serve;

•	our ability to successfully execute our store fleet optimization strategies, including our ability to achieve anticipated cost savings and to not exceed anticipated costs;

•	our ability to execute on any strategic transactions and realize the benefits of any, partnerships, investments or divestitures;

•

disruptions to our information technology systems, including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks;

•	damage to our reputation in any aspect of our operations;

•	the cost of labor, merchandise, logistical costs and other costs and expenses;

•

potential supply chain disruption due to trade restrictions or otherwise, and other factors such as natural disasters, pandemics, including the COVID-19 pandemic, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers, and other items;

•	inflation and the related increases in costs of materials, labor and other costs; inefficient management of relationships and dependencies on third-party service providers;

•	our ability to attract and retain qualified employees in all areas of the organization;

•	unusual weather patterns and natural disasters, including the impact of climate change; uncertainty and disruptions in financial markets;

•	volatility in the price of our common stock and its effect, and the effect of other factors, on our capital allocation strategy;

•	changes to statutory, regulatory and other legal requirements or deemed noncompliance with such requirements;

•	changes to accounting rules, regulations and tax laws, or new interpretations of existing accounting standards or tax laws; new, or developments in existing, litigation, claims or assessments; and

•	a failure of our business partners to adhere to appropriate laws, regulations or standards.

Except as required by law, we do not undertake any obligation to update our forward-looking statements. These statements are based on our management’s beliefs and assumptions, which in turn are based on currently available information. These assumptions could prove inaccurate.

Any forward-looking statement we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere speaks only as of the date on which we make it. The risks identified above are not exhaustive, and you should be aware that there may be other risks that could adversely affect our business and financial performance. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In any event, these and other important factors, including those set forth under the caption “Risk Factors” in a prospectus supplement and the documents incorporated by reference, may cause actual results to differ materially from those indicated by our forward-looking statements. We have no duty, and do not intend, to update or revise the forward-looking statements we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the future events or circumstances described in any forward-looking statement we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere might not occur.

BED BATH & BEYOND INC.

We are an omni-channel retailer that makes it easy for our customers to feel at home. We sell a wide assortment of merchandise in the Home, Baby, Beauty & Wellness markets and operate under the names Bed Bath & Beyond and buybuy BABY.

We offer a broad assortment of national brands and an assortment of proprietary Owned Brand merchandise in key destination categories including bedding, bath, kitchen food prep, home organization, indoor décor, baby and personal care.

We operate a robust omni-channel platform consisting of various websites and applications and physical retail stores. Our e-commerce platforms include bedbathandbeyond.com, bedbathandbeyond.ca, harmondiscount.com, facevalues.com, buybuybaby.com and buybuybaby.ca. We also operate Bed Bath & Beyond and buybuy BABY retail stores.

Our principal executive office is located at 650 Liberty Avenue, Union, New Jersey 07083. Our main telephone number at that address is (908) 688-0888.

RISK FACTORS

Investing in the offered securities involves risks. Before deciding to invest in our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and in the documents that are incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information, Incorporation by Reference” in this prospectus.

USE OF PROCEEDS

Except as otherwise set forth in a prospectus supplement, we intend to use the net proceeds from any sale of the securities described in this prospectus for our general corporate purposes, which may include repayment of our indebtedness, future repurchases of our common stock and financing possible acquisitions. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF SECURITIES

We may periodically issue shares of our common stock or other securities that can be exercised, converted or exchanged into shares of our common stock. The description below summarizes the general terms of our common stock. This section is a summary, and it does not describe every aspect of our common stock. This summary is subject to, and qualified in its entirety by, reference to the provisions of our Amended and Restated Certificate of Incorporation, or the Certificate of Incorporation, and our Amended and Restated By-laws, or the By-laws.

Authorized Capital Shares

Under the Certificate of Incorporation, Bed Bath & Beyond’s capital stock consists of 900,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share.

Common Stock

Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders, and do not have cumulative voting rights. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Company’s board of directors, or the Board, out of funds legally available therefor, and subject to any preferential dividend rights of any then outstanding preferred stock. Upon the Company’s liquidation, dissolution or winding up, the holders of Common Stock are entitled to receive ratably the Company’s net assets available after the payment of all debts and other liabilities and subject to any liquidation preference of any then outstanding preferred stock. Holders of Common Stock have no preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the Common Stock.

The Board has the authority, subject to certain restrictions, without further shareholder approval, to issue, at any time and from time to time, up to 1,000,000 shares of preferred stock in one or more series. Each such series shall have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by the Board, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights, to the full extent now or hereafter permitted by the laws of the State of New York.

The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Such rights may include voting and conversion rights which could adversely affect the holders of the Common Stock. Satisfaction of any dividend or liquidation preferences of outstanding preferred stock would reduce the amount of funds available, if any, for the payment of dividends or liquidation amounts on Common Stock. Holders of preferred stock would typically be entitled to receive a preference payment.

As of February 3, 2023, we had 116,837,942 shares of Common Stock issued and outstanding.

Authorized but Unissued Preferred Stock

The Certificate of Incorporation authorizes the Board to issue from time to time in one or more classes or series, each such class or series to have such rights, preferences and limitations as shall be determined by the board of directors in a resolution or resolutions providing for the issue of such class or series of preferred stock. The Board shall determine the number of shares constituting each class or series of preferred stock and each series of a class shall have a distinguishing designation.

The existence of unissued and unreserved common stock or preferred stock may enable the Board to issue shares to persons friendly to current management, which could render more difficult or discourage an attempt to obtain control of the company by means of a merger, tender offer, proxy contest or otherwise, and could thereby protect the continuity of the Company’s management and possibly deprive stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

New York Law and Some By-Law Provisions

The By-laws contain certain provisions that might have the effect of deterring a hostile takeover attempt of the Company. These By-law provisions have the following effects:

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they provide that only persons who are nominated in accordance with the procedures set forth in the By-laws shall be eligible for election as a director of the Company, except as may be otherwise provided in the By-laws;

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they provide that only business brought before the annual meeting by the Board or by a shareholder who complies with the procedures set forth in the By-laws may be transacted at an annual meeting of shareholders;

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they provide that only the chair of the board, if any, the chief executive officer, the Board or, at the written request of record holders of at least 50% of the voting power of the Company’s outstanding shares, the secretary may call special meetings of the Company’s shareholders; and

•	they establish a procedure for the Board to fix the record date whenever shareholder action by written consent is undertaken.

Furthermore, the Company is subject to the provisions of Section 912 of the New York Business Corporation Law, an anti-takeover law. In general, the statute prohibits a publicly held New York corporation from engaging in a “business combination” with an “interested shareholder” for a period of five years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. For purposes of Section 912, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an “interested shareholder” is a person who, together with affiliates and associates, owns, or within five years prior, did own, 20% or more of the corporation’s voting stock.

Proxy Access Nominations

Under the By-laws, a shareholder (or a group of up to 20 shareholders) who has held at least 3% of the Common Stock for three years or more may nominate a director and have that nominee included in the Company’s proxy materials, provided that the shareholder and nominee satisfy the requirements specified in the By-laws. Any shareholder who intends to use these procedures to nominate a candidate for election to the Board for inclusion in the Company’s proxy statement must satisfy the requirements specified in the By-laws.

Listing of Common Stock

Our common stock is listed on Nasdaq under the symbol “BBBY.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219. Its telephone number is (800) 937-5449.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock, preferred stock, or other securities, as applicable in one or more series, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

To the extent appropriate, the applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

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if applicable, the exercise price for shares of our common stock, preferred stock, or other securities, as applicable, and the number of shares of common stock, preferred stock, or other securities, as applicable, to be received upon exercise of the warrants;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock, or other securities, as applicable, will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time, in one or more transactions, by a variety of methods, including the following:

•	to or through underwriters or dealers;

•	directly to one or more purchasers;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, into an existing trading market, on an exchange or otherwise;

•	through agents; or

•	through a combination of any of these methods of sale.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the terms of the securities to which such prospectus supplement relates;

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If we use underwriters in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to customary conditions. The underwriters will be obligated to purchase all of the offered securities if they purchase any of the offered securities.

We may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, in connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters may over-allot and may bid for, and purchase, the securities in the open market.

Agents, underwriters and other third parties described above that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with the agents, underwriters and those other third parties to indemnify them against specified civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect of those liabilities. Agents, underwriters and those other third parties may engage in transactions with or perform services for us in the ordinary course of their businesses.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states absent registration or pursuant to an exemption from applicable state securities laws.

LEGAL MATTERS

The validity of the securities described in this prospectus will be passed upon for Bed Bath & Beyond by Kirkland & Ellis LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Those consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION, INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also access the information we file electronically with the SEC through our website at https://www.bedbathandbeyond.com. Please note that our website and the SEC’s website are included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. The information contained on our website and the SEC’s website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus, except as described in the following paragraph.

We “incorporate by reference” into this prospectus and any applicable prospectus supplement certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Certain information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all the securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document:

•	our Annual Report on Form 10-K for the fiscal year ended February 26, 2022, filed with the SEC on April 21, 2022;

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our Quarterly Reports on Form 10-Q for the quarters ended May 28, 2022, August 27, 2022 and November 26, 2022, filed with the SEC on June  29, 2022, September 30, 2022 and January 26, 2023, respectively;

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portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on June 1, 2022 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended February 26, 2022;

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our Current Reports on Form 8-K filed with the SEC on February 17, 2022, March  25, 2022, May  27, 2022, June  29, 2022, July  15, 2022, August 31, 2022 (SEC Accession No.  0001193125-22-235268), August 31, 2022 (SEC Accession No. 0001193125-22-234603), September 1, 2022, September 6, 2022, October 18, 2022, October 26, 2022, October 28, 2022, November 2, 2022, November 9, 2022, November 14, 2022, November 16, 2022, November 17, 2022,

November 21, 2022, December 6, 2022, December 20, 2022, December 23, 2022, January 5, 2023, January 19, 2023 and January 26, 2023 (in each case, other than information furnished under Items 2.02 and 7.01); and

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the description of our common stock contained in our Registration Statement on Form 8-A (p) filed with the SEC on May 11, 1992, including any amendment or report filed with the SEC for the purpose of updating such description.

You may request a copy of these filings at no cost, by writing or calling us at the following address: 650 Liberty Avenue, Union New Jersey 07083, telephone: (908) 688-0888, Attention: Investor Relations.

Up to $300,000,000

Common Stock

PROSPECTUS SUPPLEMENT

B. Riley Securities

March 30, 2023